Exhibit 99.1

Clubhouse Media Group Reports First Quarter 2022 Net Revenue of $813,477, a 55% Increase from Same Period in 2021

LOS ANGELES, May 5, 2022 /PRNewswire/ — Clubhouse Media Group, Inc. (OTCMKTS: CMGR) (“Clubhouse Media”), an influencer-based social media firm and digital talent management agency, today announced financial results for the first quarter of 2022.

First Quarter 2022 Financial Summary Compared to First Quarter 2021

●	Total net revenue increased 55% to $813,477, compared to $523,376
●	Operating expenses decreased 69% to $1,360,488, compared to $4,367,363
●	Operating loss decreased 71% to $1,218,159, compared to $4,160,671
●	Net loss decreased 40% to $3,498,152, compared to $5,798,578

Management Commentary

“We are pleased with our first quarter results that demonstrate our commitment to growing our business in a sustainable way while managing our expenses,” said Amir Ben-Yohanan, CEO of Clubhouse Media. “The revenue growth was mainly driven by the higher quantity of, and more substantial value of, brand and agency deals with creators, as well as the growth of our Honeydrip platform. We expect that the further expansion of our sales team will be a key driver of revenue growth in future quarters.”

“On the expense side, the closure of the costly physical content houses post-COVID-19, coupled with lower marketing expenses and decreased reliance on third party consultants all contributed to an improved cost base in the first quarter of 2022,” added Dmitry Kaplun, Chief Financial Officer of Clubhouse Media.”

About Clubhouse Media Group, Inc.

Clubhouse Media offers management, production, and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space.

Follow Clubhouse Media on Twitter: https://twitter.com/ClubhouseCMGR.

Forward-Looking Statements

This release contains “forward-looking statements.” Forward-looking statements also may be included in other publicly available documents issued by Clubhouse Media and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and other factors that may cause Clubhouse Media’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements, including those set forth in the Risk Factors section of Clubhouse Media’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 29, 2022 and our subsequent SEC filings, as amended or updated from time to time. Copies of Simplicity Esports’ filings with the SEC are available on the SEC’s website at www.sec.gov. Such risks, uncertainties and other factors include, but are not limited to economic conditions, changes in the laws or regulations, demand for Clubhouse Media’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this press release.

Contact:

media@clubhousemediagroup.com